UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12

                             SIGA TECHNOLOGIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x| No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170
                                 (212) 672-9100

                                          September 29, 2000

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017 at 8:00 a.m. on Wednesday, November 1, 2000. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

      I hope that you will attend the meeting and I look forward to seeing you there.

                                        Sincerely,


                                        /s/ Joshua D. Schein, Ph.D.
                                        ----------------------------------------
                                        JOSHUA D. SCHEIN, Ph.D.
                                        Chief Executive Officer and Secretary

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 1, 2000

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of SIGA Technologies, Inc., a Delaware corporation ("Siga"), will be held on Wednesday, November 1, 2000, at 8:00 a.m. (local time), at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017, for the following purposes:

      1.    To elect five Directors to the Board of Directors of Siga; and

      2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Siga for the fiscal year ending December 31, 2000; and

      3. To approve amendment of Siga's Amended 1996 Incentive and Non-Qualified Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares; and

      4. To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

      Stockholders of record at the close of business on September 22, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A list of such stockholders will be available at the Annual Meeting and, for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, at the office of the Secretary of Siga, 420 Lexington Avenue, Suite 620, New York, New York 10170, during ordinary business hours.

      All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. In the event you decide to attend the Annual Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                             YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors,


                              /s/ Joshua D. Schein, Ph.D.
                              ---------------------------
                              Joshua D. Schein, Ph.D.
                              Secretary

New York, New York
September 29, 2000

                             SIGA Technologies, Inc.
                         420 Lexington Avenue, Suite 620
                            New York, New York 10170

                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 1, 2000

                               ------------------

      This proxy statement is furnished to stockholders of SIGA Technologies, Inc.("Siga") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Siga (the "Board") for use in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017, on Wednesday, November 1, 2000, at 8:00 a.m., and at any adjournment or postponement thereof.

      This proxy statement, and the accompanying form of proxy, are first being mailed to stockholders on or about September 29, 2000.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual Meeting

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

      The Board has fixed the close of business on September 22, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof. As of September 22, 2000, Siga had issued and outstanding 7,453,545 shares of common stock, comprising all of Siga's issued and outstanding voting stock.

Revocability and Voting of Proxies

      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

            o by writing a letter delivered to Joshua D. Schein, Ph.D., Secretary of Siga, stating that the proxy is revoked;

            o     by submitting another proxy with a later date; or

            o     by attending the Annual Meeting and voting in person.

      Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

      Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) FOR the election of each of Siga's nominees as a director; (ii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of Siga for the fiscal year ending December 31, 2000; (iii) FOR amendment of Siga's Amended 1996 Incentive and Non-Qualified Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. Siga does not presently anticipate any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

      Each share of common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting by stockholders is not permitted.

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

      A plurality of the votes cast is required for the election of directors. Abstentions and broker "non-votes" are not counted for the purpose of the election of directors

      The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Three. Abstentions will have the same effect as a vote "against" such proposals whereas broker non-votes are not considered to have been voted on such proposals.

Solicitation

      We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional pay for the solicitation. Siga has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, at an estimated cost of $4,000 plus other reasonable expenses.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Five Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the five persons named in the table below as Directors of Siga, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. SCHEIN, COOPER, RUBIN, RICHMAN AND LANIER AS DIRECTORS.

Director Information

      The following table sets forth the name and age of each Director and Director nominee, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors:

Name                        Age        Position
----                        ---        --------
Joshua D. Schein, Ph.D.     40         Chief Executive Officer, Secretary and
                                       Director
Judson A. Cooper            42         Chairman of the Board and Executive Vice
                                       President
Jeffrey Rubin               33         Director
Eric I. Richman             39         Director Nominee
Thomas N. Lanier            40         Director

      Joshua D. Schein, Ph.D. has served as our Chief Executive Officer since August 1998 and as acting Chief Executive Officer from April 1998 to August 1998. Dr. Schein has also served as Secretary and a Director since December 1995. Dr. Schein served as Chief Financial Officer from December 1995 until April 1998. From December 1995 to June 1998, Dr. Schein was a Director of DepoMed, Inc., a publicly traded biotechnology company. From January 1996 to August 1998, Dr. Schein was an executive officer and a director of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Dr. Schein was an executive officer and a director of Callisto Pharmaceuticals, Inc. From 1994 to 1995, Dr. Schein served as a Vice President of Investment Banking at Josephthal, Lyon and Ross, Incorporated, an investment banking firm. From 1991 to 1994, Dr. Schein was a Vice President at D. Blech & Company, Incorporated, a merchant and investment banking firm focused on the biopharmaceutical industry. Dr. Schein received a Ph.D. in neuroscience from the Albert Einstein College of Medicine and an MBA from the Columbia Graduate School of Business. Dr. Schein is a principal of Prism Ventures LLC ("Prism"), a privately held limited liability company. See "Certain Relationships and Related Transactions."

      Judson A. Cooper has served as our Chairman of the Board of Directors since August 1998 and as acting Chairman of the Board from April 1998 to August 1998. Mr. Cooper has also served as Director since December 1995 and Executive Vice President since November 1996. From December 1995 until November 1996 Mr. Cooper served as President. From August 1995 to June 1998, Mr. Cooper was a Director of DepoMed, Inc., a publicly traded biotechnology company. From January 1996 to August 1998, Mr. Cooper was an executive officer and a director of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Mr. Cooper was an executive officer and a director of Callisto Pharmaceuticals, Inc. Mr. Cooper was a private investor from September 1993 to December 1995. From 1991 to 1993, Mr. Cooper served as a Vice President of D. Blech & Company, Incorporated. Mr. Cooper is a graduate of the Kellogg School of Management. Mr. Cooper is a principal of Prism. See "Certain Relationships and Related Transactions."

      Jeffrey Rubin has been a director since November 1998. Mr. Rubin is Principal and Managing Director of The Whitestone Group, an asset management and investment banking firm he formed in January 1998. From 1994 to 1997, Mr. Rubin was founder and a director of the Fastcast Corporation, a company specializing in optical technologies. From 1989 to 1994, Mr. Rubin was a Vice President of American European Corporation, an import/export company. Mr. Rubin received a Bachelor of Arts degree in 1989 from the University of Michigan.

      Eric I. Richman has been since June 2000, Vice President, Corporate Development at OptiMEMS, Inc., a development stage optical switch company. Prior to that, from 1998 to 2000, he was Director, International Commercialization with MedImmune, Inc. From 1993 to 1998, Mr. Richman was MedImmune's Senior Director of Transplantation Products. Mr. Richman was part of the founding team at MedImmune holding various other administrative, financial and strategic planning positions since joining MedImmune in 1988. Mr. Richman was a key member on the launch teams for MedImmune's biotechnology products, both domestically and internationally. Mr. Richman received a B.S. degree in Biomedical Science in 1984 from the Sophie Davis School of Biomedical Education and a Master of International Management in 1987 from the American Graduate School of International Management.

      Thomas N. Lanier has been a director since January 2000. Since 1996, Mr. Lanier has been an International Advisor for the U.S. Department of the Treasury during which time he co-wrote the U.S. Treasury's guide on external debt issuance for emerging market borrowers. From 1988 until 1996, Mr. Lanier worked for Chemical Bank as a U.S. Government Bond Trader (1988-1993), Emerging Markets Salesperson (1993-1994) and Emerging Markets Debt Trader (1994-1996). In 1981, Mr. Lanier graduated from the United States Military Academy at West Point with a Bachelor of Science Degree and prior to leaving the Army in 1986 also graduated from the US Army Airborne School and the U.S. Army Flight School as well as planning, organizing and controlling logistical operations on an international project for the U.S. Army Chief of Staff. In 1988, Mr. Lanier received a Masters of Business Administration with an emphasis in finance and marketing from the Fuqua School of Business, Duke University.

Board Meetings and Committees

      During the 1999 fiscal year, there were three meetings of the Board of Directors. A quorum of Directors was present, either in person or by telephonic hookup, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

      The members of the audit committee during 1999 were Messrs. Jeffrey Rubin and Stephen Knight, neither of whom was an employee of Siga. In August 1999, Mr. Knight resigned from the Board of Directors and for the balance of 1999, Mr. Rubin was the solo member of the audit committee. Through its written charter, the audit committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors. The audit committee has discussed the financial statements of Siga with Management.

      The members of the compensation committee during 1999 were Messrs. Knight and Rubin. In August 1999, Mr. Knight resigned from the Board of Directors and for the balance of 1999, Mr. Rubin was the sole member of the compensation committee. The compensation committee administers Siga's stock option plan and other corporate benefits programs. The compensation committee also reviews and approves bonuses, stock option grants, compensation, philosophy and current competitive status, and executive officer compensation.

                                   MANAGEMENT

Executive Officers

      The following table sets forth certain information with respect to the executive officers of Siga:

Name                        Age        Position
----                        ---        --------
Joshua D. Schein, Ph.D.     40         Chief Executive Officer, Secretary and
                                       Director
Judson A. Cooper            42         Chairman of the Board and Executive Vice
                                       President
Thomas N. Konatich          54         Chief Financial Officer and Treasurer
Dennis E. Hruby, Ph.D.      48         Vice President - Chief Scientific Officer

Executive Officers who are not Directors

      Thomas N. Konatich has served as Chief Financial Officer and Treasurer since April 1, 1998. From November 1996 through March 1998, Mr. Konatich served as Chief Financial Officer and a Director of Innapharma, Inc., a privately held pharmaceutical development company. From 1993 through November 1996, Mr. Konatich served as Vice President and Chief Financial Officer of Seragen, Inc., a publicly traded biopharmaceutical development company. From 1988 to 1993, he was Treasurer of Ohmicron Corporation, a privately held biotechnology company. Mr. Konatich has an MBA from the Columbia Graduate School of Business.

      Dennis E. Hruby, Ph.D. has served as Chief Scientific Officer of SIGA Research Labs, the Company's Biotechnology Division, since June 2000. From April 1, 1997 until June 2000 Dr. Hruby served as Vice-President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to Siga. Dr. Hruby is a Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

Summary Compensation Table

      The following table sets forth the total compensation paid or accrued for the years ended December 31, 1999, 1998 and 1997 for Siga's Chief Executive Officer and its four other most highly compensated individuals who served as an executive officer of Siga during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                             Annual Compensation           Long Term Compensation
                                                         Other Annual         Stock Underlying
Name/Principal Position            Year     Salary ($)   Compensation($)      Options/Warrants
                                                                              (#)
Joshua D. Schein, Ph.D., Chief     1999     225,000            --                  150,000
Executive Officer and Director     1998     170,940            --                   16,667
                                   1997     154,616            --                   16,667
Judson A. Cooper, Executive Vice   1999     225,000            --                  150,000
President and Director             1998     170,939            --                   16,667
                                   1997     154,616            --                   16,667
Dennis E. Hruby, Ph.D., Vice       1999     170,000            --                       --
President - Chief Scientific       1998     167,148            --                   40,000
Officer                            1997      78,549        27,366(1)                10,000

Thomas N. Konatich, Chief         1999      170,000            --                       --
Financial Officer - Treasurer     1998      120,172            --                   95,000

----------

(1)   Consisting of the value of common stock issued at fair market value

Option Grants in last Fiscal Year

      The following table sets forth grants of stock options to each of the Named Executive Officers for the year ended December 31, 1999. The exercise price per share of each option was equal to the fair market value at the time of the grant. The potential realizable value is calculated based on the term of the option at its time of grant, 10 years. It is calculated assuming that the fair market value of common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect Siga's estimate of future stock price growth.

                                Individual Grants

                                         Percent of Total
                      Number of          Options                                           Potential Realizable Value
                      Securities         Granted to           Exercise                     At assumed Annual Rates
                      Underlying         Employees in         Price per                    of Stock Price Appreciation
                      Options Granted    Fiscal Year          Share       Expiration       For Option Term
Name                  (#)                (%)(1)               ($/SH)         Date          5%($)     10%($)
----                  ---                ------               ------         ----          -----     ------
Joshua D. Schein      150,000            25.0                 1.125        11/11/09        274,876   437,694
Judson A. Cooper      150,000            25.0                 1.125        11/11/09        274,876   437,694

----------

(1) Based on options to purchase an aggregate of 600,000 shares of common stock granted under the Amended 1996 Incentive and Non-Qualified Stock Option Plan.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides certain summary information concerning stock options held as of December 31, 1999 by each of the Named Executive Officers. No options were exercised during fiscal 1999 by any of the officers.

                        Number of Securities        Value of Unexercised In-The-
                       Underlying Unexercised      Money-Options at Fiscal Year-
                               Options                      Ends ($)(1)
                               -------                      -----------
Name                  Exercisable  Unexercisable    Exercisable   Unexercisable
----                  -----------  -------------    -----------   -------------

Joshua D. Schein           87,501        112,500         18,750          56,250
Judson A. Cooper           87,501        112,500         18,750          56,250
Dennis E. Hruby            15,000         35,000              0               0
Thomas N. Konatich         23,750         71,250              0               0

----------

(1) Based upon the closing price on December 31, 1999 as reported on the Nasdaq SmallCap Market and the exercise price per option.

Employment Contracts and Directors Compensation

      Dr. Joshua Schein, our Chief Executive Officer, was employed under an agreement through December 31, 1999 which had a base annual salary of $225,000 and granted him 16,667 options per year, exercisable at the fair market value on the date of the grant. In January 2000 he entered into a new employment agreement with Siga which expires January 2005 and is cancelable by Siga only for cause, as defined in the agreement. The agreement is renewable for additional one year terms unless cancelled by either party in writing 180 days prior to cancellation. Dr. Schein receives an annual base salary of $250,000 and he was granted 500,000 fully vested stock options upon signing the new agreement. The options are exercisable at $2.00 per share, the fair market value on the date of grant. He is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Dr. Schein will receive a cash payment equal to 1.5% of the total consideration received by Siga in a transaction resulting in a change of ownership of at least 50% of the outstanding Siga common stock.

      Judson Cooper, our Chairman of the Board of Directors and Executive Vice President, was employed under an employment agreement through December 31, 1999 which had a base annual salary of $225,000 and granted him 16,667 options per year, exercisable at the fair market value on the date of the grant. In January 2000 he entered into a new employment agreement which expires January 2005 and is cancelable by Siga only for cause, as defined in the agreement. The agreement is renewable for additional one year terms unless cancelled by either party in writing 180 days prior to cancellation. Mr. Cooper receives an annual base salary of $250,000 and he was granted 500,000 fully vested stock options upon signing the new agreement. The options are exercisable at $2.00 per share, the fair market value on the date of grant. He is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Mr. Cooper will receive a cash payment equal to 1.5% of the total consideration received by Siga in a transaction resulting in a change of ownership of at least 50% of the outstanding Siga common stock.

      Thomas Konatich, Chief Financial Officer and Treasurer, is employed by Siga under an employment agreement that was to expire April 1, 2000. On January 19, 2000 the employment agreement was amended, the amended agreement expires on January 19, 2002 and is cancelable by Siga only for cause, as defined in the agreement. Mr. Konatich receives an annual base salary of $170,000. He received options to purchase 95,000 shares of common stock, at $4.44 on April 1, 1998. The options vest on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. On January 19, 2000 he received an additional grant to purchase 100,000 shares at an exercise price of $2.00 per share. The options vest on a pro rata basis each quarter through January 19, 2002. Mr. Konatich is also eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

      Dr. Dennis Hruby, Vice President and Chief Scientific Officer, has an employment agreement with Siga which was to expire on December 31, 2000. On June 16, 2000 the employment agreement was amended, the amendment expires on December 31, 2002, except that it may be terminated on 180 days notice. Dr. Hruby received options to purchase 40,000 shares of common stock at an exercise price of $4.63 per share. The options become exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Under the terms of the amended agreement, Dr. Hruby will receive, upon Board approval, an additional grant of 125,000 shares at an exercise price of $2.00 per share. The options will vest on a pro rata basis each quarter through December 31, 2002. Dr. Hruby is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the common stock as of September 15, 2000 of (i) each person known to Siga to beneficially own more than 5% of the common stock, (ii) each director and director nominee of Siga, (iii) each Named Executive Officer, and (iv) all directors and executive officers of Siga as a group.

Name and Address of                 Amount of Beneficial
Beneficial Owner (1)                Ownership (2)           Percentage of Total
--------------------                -------------           -------------------
Judson Cooper                       1,069,117(3)            13.3%

Joshua D. Schein, Ph.D.             1,066,017(3)            13.2%

Richard B. Stone                      578,615               7.8%
135 E. 57th Street - 11th Floor
New York, NY 10022

Target Growth Fund, Ltd.              400,000               5.4%
Commercial Bank Building
44 Church Street
Hamilton, HM12, Bermuda

Jeffrey Rubin                               0               *

Thomas Lanier                          15,000               *

Eric I. Richman                             0               *

Dennis Hruby                           27,500               *

Thomas N. Konatich                     85,000               1.1%

All Officers and Directors          2,262,634              23.3%
as a group (seven persons)(4)

----------

*     Less than 1% of the outstanding shares of common stock.

(1) Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 620, New York, NY 10170.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes currently exercisable options to purchase 87,501 shares of common stock owned directly and 50% beneficial ownership of 12,500 additional options held by Prism Ventures LLC, an entity jointly owned by Mr. Cooper and Dr. Schein. Also includes options to purchase 500,000 shares of common stock, subject to shareholder approval of the expansion of the 1996 Incentive and Non-Qualified Stock Option Plan.

(4) Includes an aggregate of 1,327,500 currently exercisable options to purchase shares of common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective January 15, 1998, we entered into a consulting agreement with Prism Ventures LLC pursuant to which Prism has agreed to provide certain business services to Siga, including business development, operations and other advisory services, licensing, strategic alliances, merger and acquisition activity, financings and other corporate transactions. Pursuant to the terms of the agreement, Prism receives an annual fee of $150,000 and 16,667 stock options per year. The agreement expires on January 15, 2001, and is cancelable by Siga only for cause as defined in the agreement. Mr. Cooper and Dr. Schein are the members of Prism. In October of 1998, Siga and Prism agreed to suspend the agreement for as long as the two principals are employed by Siga under the provisions of their amended employment agreements. During 1999, Prism received no payments pursuant to the agreement.

      Effective September 9, 1999 we entered into a consulting agreement with Stefan Capital, LLC pursuant to which Stefan as agreed to provide certain business services to Siga. Pursuant to the terms of the agreement, Stefan received five year warrants to purchase 100,000 shares of our common stock at an exercise price of $1.00. None of the warrants may be exercised before September 9, 2000, at which time 50,000 warrants can be exercised. Mr. Jeffrey Rubin, one of our directors, is a principal of Stefan.

      Effective January 19, 2000 we entered into a consulting agreement with Mr. Scott Eagle, a former director. Mr. Eagle will provide consulting services concerning our strategic review and development of alternate internet and related technologies. The agreement will expire on January 19, 2001. Pursuant to the terms of the agreement, Mr. Eagle has received five year warrants to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share. None of the warrants may be exercised before January 19, 2001.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as Siga's independent auditors to audit the financial statements of Siga for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of this appointment. PricewaterhouseCoopers LLP has audited Siga's financial statements since January 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

      If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider its selection of auditors. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such change would be in the best interests of Siga and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION (ITEM 2 OF THE ENCLOSED PROXY CARD) OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SIGA'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

APPROVE THE AMENDMENT OF SIGA'S AMENDED 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the amended 1996 Incentive and Non-Qualified Stock Option Plan (the "Option Plan") authorizing the issuance of an additional 1,000,000 shares under the Option Plan, thereby increasing the aggregate number of shares issuable under the Option Plan from 1,500,000 to 2,500,000. As of September 22, 2000, there were 1,042,186 options outstanding under the Option Plan.

      The adoption of the amendment by the Board of Directors reflects a determination by the Board that ensuring the continued availability of a sufficient number of options available for grant under the Option Plan is important to our ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of our executive officers in our continuing success.

      Since the granting of options under the Option Plan is discretionary, we cannot at present determine the number of options that will be granted in the future to any person or group of persons or the terms of any future grant. Future option grants and their terms will be determined by the Compensation Committee in accordance with the terms of the Option Plan.

      The following summary is qualified in its entirety by reference to the Option Plan. A copy of the Option Plan is available upon written request.

Description of the Option Plan

      The purpose of the Option Plan is to allow our Directors, officers, key employees and consultants to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, us. It is intended that options granted under the Option Plan will qualify either as incentive stock options under Section 422 of the Internal Revenue Code or as non-qualified options. Options granted under the Option Plan will only be exercisable for shares of our common stock.

      The Option Plan is administered by a committee comprised of disinterested directors. Members of the Compensation Committee are not be eligible to receive options while they are members except to the extent otherwise permitted under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee designates the persons to receive options, the number of shares subject to the options and the terms of the options, including the option, price and the duration of each option, subject to certain limitations and as permitted by the Option Plan.

      The maximum number of shares of common stock available for issuance under the Option Plan is 1,500,000 shares (2,500,000 if the amendment is approved) subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common stock subject to options granted under the Option Plan that expire or terminate are available for options to be issued under the Option Plan.

      The price at which shares of common stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of our common stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of common stock).

      The aggregate fair market value (determined at the time the option is granted) of common stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the Option Plan or any other plan of ours or of our subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% stockholder). The option price is payable in cash or by check. However, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the Option Plan, for the purpose of exercising an option or may permit the option price to be paid in shares of common stock at the then current fair market value, as defined in the Option Plan.

      Upon termination of an optionee's employment or consultancy, all options held by such optionee will terminate, except that any option that was exercisable on the date employment or consultancy terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder), and except that such three month period may be extended by the Compensation Committee in its discretion. If an optionee dies while he is an employee or a consultant or during such three-month period, the option may be exercised within one year after death by the decedent's estate or his legatees or distributees, but only to the extent exercisable at the time of death.

      The Option Plan provides that outstanding options shall vest and become immediately exercisable in the event of certain transactions, including (i) the sale of more than 75% of the voting power represented by our shares of common stock in a single transaction or a series of transactions, (ii) the sale of substantially all of our assets, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which all of you will own less than 50% of the voting power of the reorganized, merged or consolidated company.

      The Board of Directors may amend, suspend or discontinue the Option Plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the Option Plan, (ii) change the designation of the class of persons eligible to receive options, (iii) decrease the price at which options may be granted, except that the Board may, without stockholder approval accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price that is not less than the fair market value of common stock on the date the new option is granted,
(iv) remove the administration of the Option Plan from the Compensation Committee, (v) render any member of the Compensation Committee eligible to receive an option under the Option Plan while serving thereon, or (vi) amend the Option Plan in such a manner that options issued under it intend to be incentive stock options, fail to meet the requirements of Incentive Stock Options as defined Section 422 of the Internal Revenue Code.

      Under current federal income tax law, the grant of incentive stock options under the Option Plan will not result in any taxable income to the optionee or any deduction for us at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of common stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of common stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the common stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the Option Plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of common stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT (ITEM 3 ON THE ENCLOSED PROXY CARD) INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN BY 1,000,000 FROM 1,5000,000 TO 2,500,000.

                              STOCKHOLDER PROPOSALS

      Stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders, for inclusion in Siga's proxy statement and form of proxy relating to that meeting, must be received by Siga at its offices in New York, New York, addressed to the Secretary, not later than May 28, 2001. Such proposals must comply with Siga's By-Laws and the requirements of Regulation 14A of the 1934 Act.

      In addition, Rule 14a-4 of the 1934 Act governs Siga's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to Siga's 2001 Annual Meeting of Stockholders, if Siga is not provided notice of a stockholder proposal prior to August 13, 2001, Siga will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Pursuant to Section 16(a) of the 1934 Act and the rules thereunder, Siga's executive officers and directors and persons who own more than 10% of a registered class of Siga's equity securities are required to file with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. reports of their ownership of, and transactions in, Siga's common stock. Based solely on a review of copies of such reports furnished to Siga, or written representations that no reports were required, Siga believes that during the fiscal year ended December 31, 1999 its executive officers and directors complied with the Section 16(a) requirements.

                                  OTHER MATTERS

      At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Joshua D. Schein, Ph.D.
                              -----------------------------
                              Joshua D. Schein, Ph.D.
                              Secretary

Dated: September 29, 2000

                             SIGA TECHNOLOGIES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 1, 2000

      The undersigned hereby appoints Joshua D. Schein and Judson A. Cooper, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Siga Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Siga Technologies, Inc. to be held at the Grand Hyatt New York, 109 East 42nd Street, New York, New York 10017, on Wednesday, November 1, 2000 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR THE DIRECTORS LISTED BELOW.

1.    To elect five Directors.

  |_| FOR all nominees below (except as marked to the contrary below)

  |_| WITHHOLD AUTHORITY to vote for all nominees below

NOMINEES: 01 Judson A. Cooper    02 Eric I. Richman    03 Thomas N. Lanier
               04 Jeffrey Rubin      05 Joshua D. Schein

 TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)

----------------------------             --------------------------

                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of Siga Technologies, Inc. for its fiscal year ending December 31, 2000.

      |_| FOR             |_| AGAINST             |_| ABSTAIN

      MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

3. To amend Siga's Amended 1996 Incentive and Non-Qualified Stock Option Plan increasing the number of shares authorized for issuance by 1,000,000 shares from 1,500,000 to 2,500,000 (Item No. 3 in the Proxy Statement)

      |_| FOR             |_| AGAINST             |_| ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                              Address Change? Mark Box |_|
                              Indicate Changes Below

                              ----------------------------------

                              Dated:                      , 2000
                                    -----------------------

                              ----------------------------------

                              ----------------------------------
                                         SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.